SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                (Amendment No. 1)

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): FEBRUARY 7, 2003

                                  MEDICOR LTD.

            (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE

                 (State or other Jurisdiction of Incorporation)

                333-64420                               14-1871462
           (Commission File No.)              (IRS Employer identification No.)



                         4560 S. Decatur Blvd., Ste. 300
                             Las Vegas, Nevada 89103
              (Address of principal executive offices and Zip Code)

      Registrant's telephone number, including area code: (702) 932-4560


                                 Scientio, Inc.
                                P.O. Box 94007
                           Belle Harbor, NY 11694-0007
                            (Former name and address)

This Form 8-K/A is being filed to amend the Form 8-K filed by MediCor Ltd., a Delaware corporation formerly known as Scientio, Inc., on February 24, 2003 to include financial statements and pro forma financial information set forth in
Item 7 below.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA STATEMENTS AND EXHIBITS

INDEX TO THE FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL STATEMENTS       Page
                                                                           ----

     AUDITED FINANCIAL STATEMENTS FOR INTERNATIONAL INTEGRATED INCORPORATED

          Independent Auditors' Report                                      F-1

          Consolidated Statements of Operations For The Periods
          Ended As Noted                                                    F-2

          Consolidated Statements of Cash Flows For The Periods
          Ended as Noted                                                    F-3

          Consolidated Statement of Shareholders' Equity For The
          Periods Ended As Noted                                            F-5

          Consolidated Balance Sheet June 30, 2002                          F-6

          Notes to Consolidated Financial Statements                        F-7

     INTERIM UNAUDITED FINANCIAL STATEMENTS FOR INTERNATIONAL INTEGRATED INCORPORATED

          Consolidated Balance Sheet, December 31, 2002                     F-21

          Consolidated Statement of Operations For The Six Months
             Ended December 31, 2002 and December 31, 2001                  F-22

          Consolidated Statement of Cash Flows For The Six Months
             Ended December 31, 2002 and December 31, 2001                  F-23

          Notes to Consolidated Interim Financial Statements                F-25

     UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS                      F-35

          Pro Forma Balance Sheet Dated December 31, 2002                   F-37

          Pro Forma Consolidated Statement of Operations
          Fiscal Year Ended June 30, 2002                                   F-38

          Pro Forma Consolidated Statement of Operations
          Six Months Ended December 31, 2002                                F-39

ITEM 8.  CHANGE IN FISCAL YEAR.

     MediCor Ltd., a Delaware corporation has changed its fiscal year to June 30 from September 30.


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2003

                                    MEDICOR LTD.,
                                    a Delaware corporation

                                    By:  /s/ Jim J. McGhan
                                         _________________________
                                          Jim J. McGhan
                                          Chief Operating Officer

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of International Integrated Incorporated:

We have audited the accompanying consolidated balance sheet of International Integrated Incorporated and Subsidiaries (collectively, the "Company") as of June 30, 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, for the six months ended June 30, 2001, for the four months ended December 31, 2000 and for the year ended August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express and opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2002, and the results of its operations and its cash flows for the year then ended, for the six months ended in June 30, 2001, for the four months ended December 31, 2000 and for the year ended August 31, 2000, in conformity with accounting principles generally accepted in the United States.

As discussed in Note A to the consolidated financial statements, on May 12, 2000, the United States Food and Drug Administration ("FDA") notified the Company that further sales to customers by the Company's subsidiary
(PIP.America) would be suspended until the FDA has reviewed and approved the clinical study being conducted by the Company. The Company has currently enrolled all patients required for the clinical study and is in a monitoring phase, which management of the Company anticipates will be completed by the second quarter of calendar year 2003.

As discussed in Note O, additional equity and/or debt financing will be required in order to complete the Company's acquisition of Hutchinson International, Inc.


Deloitte & Touche LLP

December 2, 2002, except for the last paragraph in Note O, as to which the date is February 7, 2003

                      INTERNATIONAL INTEGRATED INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         FOR THE PERIODS ENDED AS NOTED

                                                YEAR ENDED     6 MONTHS ENDED      4 MONTHS ENDED       YEAR ENDED
                                               JUNE 30, 2002   JUNE 30, 2001     DECEMBER 31, 2000   AUGUST 31, 2000
                                               -------------   --------------   -----------------    ---------------
NET SALES                                      $ 1,703,590     $   927,679         $   508,157         $ 7,287,540
                                               ------------    -----------         -----------         -----------
Cost of sales                                      442,627         404,977             255,501           3,504,081
Write down of inventory to fair market value       390,042               -                   -                   -
Selling, general and administrative expenses     8,230,133       2,318,144           1,517,628           5,758,716
Research and development                           294,723         175,077             215,790             518,262
                                               ------------    -----------         -----------         -----------
OPERATING LOSS                                  (7,653,935)     (1,970,519)         (1,480,762)         (2,493,519)
Interest income                                         69           3,715               3,995               3,740
Interest expense                                  (362,295)        (35,260)            (55,430)            (47,094)
                                               ------------    -----------         -----------         -----------
LOSS BEFORE INCOME TAXES                        (8,016,161)     (2,002,064)         (1,532,197)         (2,536,873)
Income taxes                                             -               -                   -              28,391
                                               ------------    -----------         -----------         -----------
NET LOSS                                        (8,016,161)     (2,002,064)         (1,532,197)         (2,565,264)
Preferred dividends                                201,398          83,086              30,377              31,645
                                               ------------    -----------         -----------         -----------
NET LOSS ATTRIBUTABLE
TO COMMON SHAREHOLDERS                         $(8,217,559)    $(2,085,150)        $(1,562,574)        $(2,596,909)
                                               ============    ===========         ===========         ===========

EARNINGS PER SHARE DATA FOR
THE PERIODS NOTED:

WEIGHTED AVERAGE SHARES                          9,410,256       9,201,855           8,450,000           7,875,000

BASIC AND DILUTED                                   ($0.87)         ($0.23)             ($0.18)             ($0.33)
NET LOSS PER SHARE


                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    INTERNATIONAL INTEGRATED INCORPORATED
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE PERIODS ENDED AS NOTED

                                                                YEAR ENDED    6 MONTHS ENDED    4 MONTHS ENDED     YEAR ENDED
                                                              JUNE 30, 2002   JUNE 30, 2001   DECEMBER 31, 2000  AUGUST 31, 2000
                                                              -------------   --------------  -----------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                      $(8,016,161)    $(2,002,064)      $(1,532,197)       $(2,565,264)
Adjustments to reconcile net loss to net cash
  utilized by operating activities:
  Depreciation and amortization                                   197,851          79,750            24,368             29,324
  Provision for doubtful accounts                               3,128,172               -                 -             77,077
  Loss on disposal of property, plant and equipment                 1,922               -                 -             17,892
  Inventory Write Down                                            390,042               -                 -                  -
  Changes in operating assets and liabilities, net of acquired assets and liabilities:
    Receivables                                                (2,194,715)         39,262          (110,953)        (1,198,421)
    Notes receivable                                                    -               -          (225,000)          (250,000)
    Inventories                                                   101,357         119,828         1,125,626         (1,798,443)
    Prepaid expenses and other current assets                      37,197         (13,020)           (5,015)           (60,588)
    Accounts payable                                            2,281,895         167,745          (690,355)           995,523
    Accrued expenses and other current liabilities                970,415         232,450          (180,629)           603,063
    Income taxes payable                                          (15,868)        (13,803)           25,627              4,044
    Payroll taxes payable                                          13,796               -                 -                  -
    Interest payable                                             (127,372)         32,082            41,035             43,343
    Long term accrued liabilities                                  24,355          63,674            90,537            811,302
                                                             ------------      ----------        ----------         ----------
Net cash utilized by operating activities                      (3,207,114)     (1,294,096)       (1,436,956)        (3,291,148)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of company, net of cash acquired                               -        (948,781)                -                  -
Purchases of property, plant and equipment                        (13,753)         (1,953)           (4,084)          (375,268)
Proceeds on sale of property, plant and equipment                       -               -                 -              1,185
Net increase in deposits                                         (850,000)              -          (240,000)        (1,883,000)
                                                              ------------     ----------        ----------         ----------
Net cash utilized by investing activities                        (863,753)       (950,734)         (244,084)        (2,257,083)
                                                              ------------     ----------        ----------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible debentures                  150,000               -                 -                  -
Proceeds from issuance of short term debt                       4,744,986       2,180,956         1,444,643          6,890,238
Payments on short term debt                                    (1,118,232)     (1,556,553)         (767,264)        (1,159,940)
Issuance of common stock                                           45,552         500,000                 -                  -
Issuance of preferred stock                                       424,763       1,027,411           304,854            797,309
Dividends paid                                                   (201,398)        (83,086)          (30,377)           (31,645)
                                                              ------------     ----------        ----------         ----------
Net cash provided by financing activities                       4,045,671       2,068,728           951,856          6,495,962
                                                              ------------     ----------        ----------         ----------
Net increase (decrease) in cash                                   (25,196)       (176,102)         (729,184)           947,731
Cash at beginning of period                                        42,445         218,547           947,731                  -
                                                              ------------     ----------        ----------         ----------
CASH AT END OF PERIOD                                         $    17,249     $    42,445       $   218,547        $   947,731
                                                              ============     ==========        ==========         ==========



                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    INTERNATIONAL INTEGRATED INCORPORATED
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE PERIODS ENDED AS NOTED



                                                                YEAR ENDED   6 MONTHS ENDED    4 MONTHS ENDED       YEAR ENDED
                                                              JUNE 30, 2002   JUNE 30, 2001   DECEMBER 31, 2000   AUGUST 31, 2000
                                                              -------------  ---------------  -----------------   ---------------
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES

      Conversion of short-term debt to common stock           $ 4,000,000    $ 1,660,000                 -         $ 4,785,000

      Common stock commission on sale of preferred stock      $     9,552    $     1,335                 -                   -


      On February 28, 2001,  the Company purchased all of the capital stock of HPL Biomedical Inc., d/b/a Biodermis for an amount including $1,240,000 in cash.  In conjunction with the acquisition, the transaction consisted of the following:

          Fair value of assets acquired, excluding acquisition of cash       $ 2,048,574
            Cash acquired                                                         51,219
            Cash paid                                                          1,240,000
            Liabilities assumed                                                  859,793


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

      Cash paid during the period  for:

            Interest                                          $     7,365              -       $    10,399         $        12
            Taxes                                             $         -              -                 -         $   190,579
















                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    INTERNATIONAL INTEGRATED INCORPORATED
                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                        FOR THE PERIODS ENDED AS NOTED

                                                               Par Value
                                                        -----------------------
                                  Number of Shares        Preferred     Common    Capital in excess   Accumulated
                                Preferred    Common       Shares        Shares       of par value       Deficit       Total
--------------------------------------------------------------------------------------------------------------------------------
Balance - September 1, 1999            -            -     $       -    $      -      $           -    $          -   $         -
Issuance of Preferred Shares     110,310            -         1,103           -            796,206                       797,309
Issuance of Common Shares              -    8,450,000             -      84,500          4,700,500                     4,785,000
Net Loss                               -            -             -           -                  -      (2,565,264)   (2,565,264)
Dividends Paid                         -            -             -           -                  -         (31,645)      (31,645)
--------------------------------------------------------------------------------------------------------------------------------
Balance - August 31, 2000        110,310    8,450,000         1,103      84,500          5,496,706      (2,596,909)    2,985,400
Issuance of Preferred Shares      43,897            -           439           -            304,415               -       304,854
Issuance of Common Shares              -            -             -           -                  -               -             -
Net Loss                               -            -             -           -                  -      (1,532,197)   (1,532,197)
Dividends Paid                         -            -             -           -                  -         (30,377)      (30,377)
--------------------------------------------------------------------------------------------------------------------------------
Balance - December 31, 2000      154,207    8,450,000         1,542      84,500          5,801,121      (4,159,483)    1,727,680
Issuance of Preferred Shares     147,240            -         1,472           -          1,024,604               -     1,026,076
Issuance of Common Shares              -      912,650             -       9,127          2,152,208               -     2,161,335
Net Loss                               -            -             -           -                  -      (2,002,064)   (2,002,064)
Dividends Paid                         -            -             -           -                  -         (83,086)      (83,086)
--------------------------------------------------------------------------------------------------------------------------------
Balance - June 30, 2001          301,447    9,362,650         3,014      93,627          8,977,933      (6,244,633)    2,829,941
--------------------------------------------------------------------------------------------------------------------------------

Balance - July 1, 2001           301,447    9,362,650         3,014      93,627          8,977,933      (6,244,633)    2,829,941
Issuance of Preferred Shares      90,339            -           904           -            423,859               -       424,763
Issuance of Common Shares              -    2,361,275             -      23,612          4,021,940               -     4,045,552
Net Loss                               -            -             -           -                  -      (8,016,161)   (8,016,161)
Dividends Paid                         -            -             -           -                  -        (201,398)     (201,398)
--------------------------------------------------------------------------------------------------------------------------------
Balance - June 30, 2002          391,786    11,723,925    $   3,918    $117,239      $  13,423,732    $(14,462,192)  $  (917,303)
================================================================================================================================


















                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      INTERNATIONAL INTEGRATED INCORPORATED
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2002

ASSETS

Current Assets

Cash                                                               $     17,249
Receivables, less allowance for doubtful accounts of
$3,205,249                                                              299,826
Inventories                                                             108,636
Prepaid expenses and other current assets                                75,270
                                                                   -------------
Total Current Assets                                                    500,981
Property, plant and equipment, net                                      244,776
Goodwill and other intangibles, net                                   1,564,026
Deposits                                                              2,733,000
                                                                   -------------
TOTAL ASSETS                                                       $  5,042,783
                                                                   =============
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities

Convertible debentures                                             $    150,000
Note payable to related party                                           213,834
Accounts payable                                                      2,946,467
Accrued expenses and other current liabilities                        1,646,121
Payroll taxes payable                                                    13,796
Interest payable                                                              -
                                                                   -------------
Total Current Liabilities                                             4,970,218

Long term accrued liabilities                                           989,868
                                                                   -------------
TOTAL LIABILITIES                                                     5,960,086

COMMITMENTS AND CONTINGENCIES (NOTE M)

SHAREHOLDERS' EQUITY

Convertible preferred shares, $.01 par value, 20,000,000 shares authorized, 391,786 shares issued and outstanding;  preferred
shares convert to common shares on a one to one basis                     3,918

Common shares, $.01 par value, 50,000,000 shares authorized,
11,723,925 shares issued and outstanding                                117,239
Capital in excess of par value                                       13,423,732
Accumulated deficit                                                 (14,462,192)
                                                                   -------------

TOTAL SHAREHOLDERS' EQUITY                                             (917,303)
                                                                   -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $  5,042,783
                                                                   =============

                  SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Notes to Consolidated Financial Statements

A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company

International Integrated Incorporated ("III" or the "Company") was incorporated in the British Virgin Islands ("BVI") on August 25, 1999, and commenced operations on September 1, 1999 as a global integrator of medical device manufacturing, distribution and development companies and technologies. Through its subsidiaries, the Company designs, develops, manufactures and distributes medical devices and acquires technologies on a worldwide basis.

The Company is managed from Las Vegas, Nevada, United States of America ("USA") in a corporate structure designed to energize its growth into a world-class business entity. The Company's name precisely describes its business strategy: to be the leading integrator of selected international medical device markets, technologies and corporations. Unless the context indicates otherwise, all references to the "Company" include III and its subsidiaries.

For the year ended June 30, 2002, the operating activities in the USA were carried out by III Acquisition Corporation (d/b/a/ "PIP.America") and by Bio-III Acquisition, Inc. (d/b/a/ "Biodermis"), both of which are indirectly wholly owned subsidiaries of III.

Regarding PIP.America, prior to May 12, 2000, sales were made on both a direct and a consigned inventory basis. As of May 12, 2000, the United States Food and Drug Administration ("FDA") notified PIP.America and Poly Implant Prostheses, S.A. ("PIP-France"), the manufacturer and supplier of PIP.America's products, that further direct sales to customers by the Company's subsidiary, PIP.America, would be suspended until the FDA has reviewed and approved the clinical study being conducted by PIP-France and PIP.America. Sales continued through June 30, 2002, from consigned inventory while the clinical study for the FDA continued as well. Upon completion, the information from the clinical study will be submitted to the FDA upon which time management anticipates appropriate clearances to market the products in the USA will be received. On behalf of PIP-France, PIP.America has currently enrolled all patients required for the clinical study and is in a monitoring phase, which management anticipates will be completed by March 31, 2003 and approved by the FDA in the second quarter of 2003.

While awaiting approval from the FDA regarding direct sales from PIP.America, the Company's sales are being generated by Biodermis and from remaining PIP.America consignment inventory. Pursuant to a voluntary withdrawal from the market, sales of PIP.America products ceased in November of 2002 pending final PMA (Pre-market approval) clearance. The Company has a commitment from International Integrated Industries, LLC ("LLC") to fund operating shortfalls that extends to December 31, 2003. LLC is an independent company in which the Company's Chairman, Mr. Donald K. McGhan, has a controlling interest. III has no direct ownership in LLC.


Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. In the consolidated statements, all significant intercompany transactions and balances have been eliminated in accordance with accounting principles generally accepted in the USA ("GAAP").

Basis of Presentation

The Company's USA operating units, PIP.America and Biodermis, are Delaware corporations and wholly owned subsidiaries of International Integrated
Management, Inc. ("III Management"), a Delaware corporation, which is an indirectly wholly owned subsidiary of III.

The consolidated financial statements have been prepared in United States dollars and in accordance with GAAP.

Use of Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amounts of revenues and expenses during the reporting period and the disclosure of contingent liabilities at the date of the financial statements. Significant estimates used by the Company include the estimated useful lives for depreciable and amortizable assets, the estimated allowance for doubtful accounts receivable, the estimated costs associated with product failures, the estimated allowance for product returns, the estimated valuation for deferred tax assets and estimated cash flows in assessing the recoverability of long-lived assets. Actual results could differ from those estimates.

Fiscal Year

Management has designated the end of the Company's fiscal year to be June 30. Correspondingly, the financial statements for the fiscal year ended June 30, 2002 are presented.

Revenue Recognition

The Company generally recognizes revenue from product sales upon surgical implantation for consigned items and upon shipment for all others, provided that no significant post-delivery obligations remain and collection of the resulting receivable is reasonably assured. When significant post-delivery obligations exist, revenue is deferred until such obligations are fulfilled. III allows credit for products returned within its policy terms. Such returns are estimated and an allowance for product returns is recorded at the time of sale as necessary.

Recently Issued Accounting Standards

In June 2001, the Financial Accounting Standards Board issued SFAS No.141, "Business Combinations and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 is effective as of July 1, 2001 and SFAS No. 142 is effective January 2002 for companies having fiscal years beginning after December 15, 2001. The Company has evaluated SFAS No. 141 and has determined that it will not have an effect on the Company's June 30, 2002 consolidated financial statements. Under SFAS No. 142, goodwill will not be amortized, but will be subject to impairment testing. The Company adopted SFAS No. 142 July 1, 2002. The absence of goodwill amortization as a result of adopting SFAS No. 142 will not have a material effect on the Company's consolidated operations or financial position. There was no indication that goodwill was impaired.

In August 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company has determined that SFAS No. 143 will not have an effect on the Company's financial statements.

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and provisions of Accounting Principles Board Opinion ("APB") No. 30, "Reporting of Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions" for the disposal of segments of a business. This statement creates one accounting model, based on the framework established in SFAS No. 121, to be applied to all long-lived assets including discontinued operations. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. Adoption of SFAS No. 144 will not have an effect on the Company's consolidated financial statements.

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No, 13, and Technical Corrections. The most significant provisions of this statement relate to the rescission of Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt: and it also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changes conditions. Under this new statement, any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods that does not meet certain defined criteria as an extraordinary item in prior periods that does not meet certain defined criteria must be reclassified. This statement is effective for financial statements issued on or after May 15, 2002. The Company has completed an evaluation of SFAS 145, and has determined that it will not have an effect on the consolidated financial statements.

In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Statement No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Management does not expect that adopting this statement will have any material effect on the Company's consolidated results of operations or financial position.

In November 2002, the FASE issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN45 clarifies and expands on existing disclosure requirements for guarantees, including loan guarantees. It also would require that, at the inception of a guarantee, the Company must recognize a liability for the fair value of its obligation under that guarantee. The initial fair value recognition and measurement provisions will be applied on a prospective basis to certain guarantees issued or modified after December 31, 2002. The adoption of FIN45 will not have a material impact on the Company's financial position, results of operations or cash flows.

On December 31, 2002, the Financial Accounting Standards Board issued FASB Statement No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. Statement 148 amends FASB Statement No. 123, Accounting for
Stock-Based Compensation, to provide alternative methods of transition to Statement 123's fair value method of accounting for stock-based employee compensation. Statement 148 also amends the disclosure provisions of Statement 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While the Statement does not amend Statement 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of Statement 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value method of Statement 123 or the intrinsic value method of Opinion 25. Statement No. 148 is effective for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation under the intrinsic value method of Opinion 25 but will adopt the disclosure provisions of Statement No. 148 in the fourth quarter of fiscal 2003. Management does not expect that adoption of this standard will have a material effect on the Company's consolidated results of operations or financial position.

In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). A variable interest entity ("VIE") is one where the contractual or ownership interests in an entity change with changes in the entity's net asset value. This interpretation requires the consolidation of a VIE by the primary beneficiary, and also requires disclosure about VIEs where an enterprise has a significant variable interest but is not the primary beneficiary. At the effective date, the Company has not entered into any VIEs.

Receivables

The Company has reserved $3,205,249 against certain receivables due to issues regarding collectibility. The Company intends to pursue all avenues to collect on amounts due.

Inventories

Inventories are stated at the lower of cost or market, cost determined by the first-in, first-out (FIFO) method. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. Inventories are of two types, raw materials and finished goods, as presented in Note C.

WRITE DOWN OF INVENTORY TO FAIR MARKET VALUE

The current value of the consignment inventory of implants in physician offices on the books of the PIP.America subsidiary of III is uncertain. A voluntary withdrawal of such inventory from the market was initiated subsequent to June 30, 2002 in conjunction with an agreement reached between the FDA and PIP.America. Accordingly, III has chosen to write down such inventory to a fair market value of zero as of June 30, 2002.

Property, Plant and Equipment

Property, plant and equipment are recorded by the Company at cost. Costs of normal repairs and maintenance are charged to expense as incurred. Depreciation commences upon placing the asset in service and is computed on a straight-line basis over the estimated useful lives of the assets, as follows:

            Furniture and fixture               5 years
            Computer equipment                3-5 years
            Tools and dies                      5 years

When assets are retired, or disposed of, the cost and accumulated depreciation thereon are removed from the accounts and the related gains or losses are included in the statement of operations.

Goodwill and Other Intangibles

Goodwill represents the excess of the purchase price over the estimated fair value of the identifiable assets (including other intangible assets) and liabilities assumed in the acquisition of HPL Biomedical, and is amortized over 40 years. Other intangible assets are recorded at fair value and amortized over periods ranging from 3 to 17 years. The Company adopted SFAS No. 142 beginning July 1, 2002. The absence of goodwill amortization as a result of adopting SFAS No. 142 will not have a material effect on the Company's consolidated operations or financial position. There was no indication that goodwill was impaired.

Impairment of Long-Lived Assets

The Company assesses the impairment of goodwill and other intangibles related to its consolidated subsidiary and other long-lived assets under SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company believes that no adjustment for impairment is necessary at June 30, 2002.

Warranty Reserve

PIP.America provides a warranty replacement program to surgeons for deflations for a period of ten (10) years from the date of implantation. For each deflation the surgeon receives financial assistance plus a free replacement. Since PIP.America is a distributor of the PIP-France product a portion of the warranty expense is covered by PIP-France. The Company's accrual for warranty reserve is based on the portion of projected costs not covered by PIP-France.

Research and Development

Research and development costs are expensed by the Company as incurred, including the costs of clinical studies and regulatory approval activities.

Equity

The Company has two classes of stock: preferred and common. Shares of convertible series A preferred stock and common stock may be transferred or sold subject to the conditions of the Shareholder Subscription Agreement, which includes a right of first refusal by the Company and its then current shareholders, and in compliance with applicable securities laws.

The Company is obligated to pay owners of its convertible series A preferred stock an 8% annual dividend, distributed in cash or in additional Company preferred stock at estimated current fair value existing at the time of distribution. The choice to receive the dividend in cash or additional shares of stock is solely up to the investor.
The Company does not pay, nor does it intend to pay, dividends on shares of its common stock.

Preferred and common shares have voting rights on a one vote per share basis. Upon an event of public conversion, preferred shares convert to common shares on a one preferred share to one common share basis.

Earnings per Share

Basic net income per share is computed using the weighted average number of common shares outstanding during the period. When applicable, diluted net income per share is computed using the weighted average number of preferred, common and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares include in-the-money stock options.

The following is a reconciliation of the numerator (net loss) and denominator (number of shares) used in the basic and diluted EPS calculation:

                                                YEAR ENDED      SIX MONTHS ENDED     FOUR MONTHS ENDED      YEAR ENDED
                                              JUNE 30, 2002      JUNE 30, 2001       DECEMBER 31, 2000   AUGUST 30, 2000
                                              -------------     ----------------     -----------------   ---------------
Net loss attributable to common shareholders  $  (8,217,559)     $(2,085,150)        $  (1,562,574)      $  (2,596,909)
Weighted average shares outstanding               9,410,256        9,201,855             8,450,000           7,875,000
Net loss per share, basic and diluted         $       (0.87)     $     (0.23)        $       (0.18)      $       (0.33)

Common equivalent shares excluded from the calculation of diluted EPS, as their effect was anti-dilutive, were 2,342,898 in the year ended June 30, 2002, 2,887,456 in the six months ended June 30, 2001, 2,699,830 in the four months ended December 31, 2001 and 2,458,017 in the year ended August 31, 2000.

Accounting for Stock-Based Compensation

Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), issued in 1995, defined a fair value method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. As provided for in SFAS 123, the Company has elected to apply APB No. 25 "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock-based compensation plans. Options included in employment agreements and consulting agreements are considered issued. The options were issued at or above estimated fair value, which, pursuant to APB No. 25, did not result in any compensation expense.

Pursuant to SFAS 123, Company management has estimated the fair value of each stock option as of the grant date utilizing the Black-Scholes valuation model, with the following assumptions:

                                                  YEAR ENDED      SIX MONTHS ENDED     FOUR MONTHS ENDED      YEAR ENDED
                                                JUNE 30, 2002      JUNE 30, 2001       DECEMBER 31, 2000   AUGUST 30, 2000
                                                -------------     ----------------     -----------------   ---------------
Risk-free interest rate                         6.0-6.5%            5.63-7.50%                 -              7.25-7.88%
Dividend yield                                        0%                    0%                 -                      0%
Volatility factor                                  0.10%                 0.10%                 -                    0.10%
Expected life in years                              3-4                   4-6                  -                       5

The effect of using the fair-value method above is that the Company's net loss and loss per share would have been increased by $9,316 or $0.00 per share, for the year ended June 30, 2002, $4,219 or $0.00 per share for the six months ended June 30, 2001, $2,188 or $0.00 per share for the four months ended December 31, 2000 and $9,226 or $0.00 per share for the year ended August 31, 2000.

Concentrations of Risk

Financial instruments which subject the Company to concentrations of credit risk consist principally of receivables. The credit risk associated with receivables is limited due to the large number of customers and their broad dispersion over many geographic areas within the USA and internationally. For all periods presented, no revenues from transactions with a single customer amounted to more than ten percent of total revenues.

The Company relies on a limited number of suppliers of its products.

The Company's future is highly dependent on its ability to raise additional capital through equity and debt financing. The Company is dependent upon LLC to fund operations and cash flow short falls when capital is otherwise not available.

B.  BUSINESS ACQUISITIONS & SIGNIFICANT EVENTS

Pursuant to an Asset Purchase Agreement signed April 25, 2002, the Company agreed to acquire substantially all of the assets of a privately-held United States medical products distributor. The maximum purchase price under the agreement is $10,000,000, subject to downward adjustment based on the time elapsed before closing. The closing is conditioned upon the distributor acquiring necessary governmental approvals for commercialization in the United States of the products to be distributed, which the Company anticipates will occur during 2003. The Company has agreed to make deposits against the purchase price on a regular basis. As of June 30, 2002, deposits paid totaled $850,000.

C. INVENTORIES

Inventories of the Company as of the period noted consist of:

                                                     June 30, 2002
                                                  ------------------

        Raw Materials Inventory in Warehouse         $      93,413
        Finished Goods Inventory in Warehouse               15,223
        Finished Goods Inventory on Consignment                  -
                                                  ------------------
        Total                                        $      108,636
                                                  ==================

As discussed in Note A, the PIP.America consignment inventory has been written down by $390,042 to zero as of June 30, 2002.

D.  RECEIVABLES AND NOTES RECEIVABLE

Receivables of the Company as of the period noted consist of:

                                                     June 30, 2002
                                                  ------------------

        Accounts receivable                          $      449,826
        Accounts receivable - PIP-France                   3,055,249
                                                  ------------------

        Subtotal                                           3,505,075
        Allowance for doubtful accounts                   (3,205,249)
                                                  ------------------

        Total                                        $      299,826
                                                  ==================

Accounts receivable-PIP-France consist primarily of reimbursements associated with the PIP.America warranty replacement program, clinical study expenses and returned products.

Changes in allowance for doubtful accounts are as follows:

        Beginning balance, July 1, 2001              $       (77,077)
        Provisions                                        (3,128,172)

        Write-offs                                                 -
                                                  ------------------
        Ending balance, June 30, 2002                $    (3,205,249)
                                                  ==================

E.  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment of the Company as of the period noted consist of:

                                                     June 30, 2002
                                                  ------------------

        Furniture and fixtures                       $       340,800
        Computer equipment                                    88,072
        Tools and dies                                         7,896
                                                  ------------------
        Subtotal                                             436,768
        Accumulated depreciation                            (191,992)
                                                  ------------------
        Total                                        $       244,776
                                                  ==================

Depreciation expense was $97,901 for the year ended June 30, 2002, $46,433 for the six months ended June 30, 2001, $24,368 for the four months ended December 31, 2000 and $29,324 for the year ended August 31, 2000.

F.    GOODWILL AND OTHER INTANGIBLES

Goodwill and other intangibles of the Company as of the period noted consist of:

                                                     June 30, 2002
                                                  ------------------

        Goodwill                                     $     1,219,210
        Distribution Agreements                              225,000
        Non-Compete                                          130,000
        Patents                                              100,000
        Other                                                23,083
                                                  ------------------
        Subtotal                                           1,697,293
        Accumulated Amortization                            (133,267)
                                                  ------------------
        Total                                        $     1,564,026
                                                  ==================

Amortization expense was $99,950 for the year ended June 30, 2002 and $33,317 for the six months ended June 30, 2001. III acquired HPL Biomedical on February 28, 2001; therefore, amortization expense for the four months ended December 31, 2000 and the year ended August 31, 2000 was not applicable. The purchase price included a cash payment of $1,240,000 and the assumption of $860,000 in liabilities, $647,000 of which were amounts due to III and were eliminated upon consolidation when the transaction was consummated. The recording of this transaction created $1,697,000 in intangibles consisting of $1,219,200 in goodwill, $225,000 in distribution agreements, $130,000 in non-compete provisions, $100,000 for a patent and $23,083 in other intangibles.

The following table reconciles previously reported net loss and loss per share for the year ended June 30, 2002, the six months ended June 30, 2001, the four months ended December 31, 2000 and the year ended August 31, 2000 to net loss and loss per share as adjusted for the cessation of amortization expense related to our goodwill balances.

                                                Year Ended      Six Months Ended     Four Months Ended      Year Ended
                                              June 30, 2002      June 30, 2001       December 31, 2000   August 30, 2000
                                              ---------------------------------------------------------------------------
Net loss as reported                          $  (8,217,559)     $(2,085,150)        $  (1,562,574)      $  (2,596,909)
  Amortization of goodwill, net of tax               31,480           10,494                     -                   -
                                              ---------------------------------------------------------------------------
       Net loss as adjusted                   $  (8,186,079)     $(2,074,656)        $  (1,562,574)      $  (2,596,909)
                                              ===========================================================================
Basic and diluted loss per
  share information
    Loss per share as reported                $       (0.87)     $     (0.23)        $       (0.18)      $       (0.33)
    Amortization of goodwill, net of tax                  -                -                     -                   -
                                              ---------------------------------------------------------------------------
       Loss per share as adjusted             $       (0.87)     $     (0.23)        $       (0.18)      $       (0.33)
                                              ---------------------------------------------------------------------------

G.  ACCRUED EXPENSES

Accrued expenses and other current liabilities of the Company as of the period noted consist of:

                                                     June 30, 2002
                                                  ------------------
        Consulting                                   $       874,303
        Accounting and Audit Fees                            200,000
        Product Warranty Reserve                              90,371
        Dividends                                             83,458
        Salaries and Employee Benefits                        82,661
        Legal                                                 75,464
        Other                                                239,864
                                                  ------------------
        Total                                        $     1,646,121
                                                  ==================

Accrued consulting expense represents amounts relating to consulting agreements with key executives. The amount accrued consists of 2-10 months of expenses.

Long term accrued liabilities of $989,868 consist of product warranty reserves.

H.   FOREIGN CURRENCY

For the year ended June 30, 2002, all transactions by the Company occurred in US dollars.

I.   RELATED PARTY

Medical Device Alliance Inc. ("MDA") is a company in which III's Chairman, Mr. Donald K. McGhan, has a significant interest. As described in Note A, LLC is a company in which Mr. McGhan has a controlling interest. III has no direct ownership in either MDA or LLC.

Mr. Donald K. McGhan was a party to certain litigation involving MDA which concluded in December, 2001 in a global settlement among all parties. Since the Company was never a party to the proceedings, management of the company has concluded that there was no material effect on the Company's businesses, results of operations, or financial positions.

The Company's management offices located in Las Vegas, Nevada, are subleased by III Management from LLC until December 31, 2002. Such lease expenses were $364,287 for the year ended June 30, 2002, $191,467 for the six months ended June 30, 2001, $115,560 for the four months ended December 31, 2000 and $404,460 for the year ended August 31, 2000.

A note payable exists between the Company and LLC as described in Note J.

J.   NOTES PAYABLE

LLC acted on behalf of the Company by funding significant expenses incurred for which the Company has a revolving loan agreement as shown on the Consolidated Balance Sheet of $213,834 at June 30 2002, at an annual interest rate of ten percent (10%). During the year ended June 30, 2002, $4,744,984 was advanced to the Company by LLC, of which $4,000,000 was converted to common stock and $1,118,232 was re-paid. Interest expense relating to this note was $231,821 for the year ended June 30, 2002. During the six months ended June 30, 2001, $2,180,956 was advanced to the Company by LLC of which $1,660,000 was converted to common stock and $1,565,553 was repaid. Interest expense relating to this note was $35,260 for the six months ended June 30, 2001. During the four months ended December 31, 2000, $1,444,643 was advanced to the Company by LLC, of which none was converted to common stock and $766,264 was repaid. Interest expense relating to this note was $45,030 for the four months ended December 31, 2000. During the year ended August 31, 2000, $6,890,238 was advanced to the Company by LLC, of which $4,785,000 was converted to common stock and $1,159,940 was repaid. Interest expense relating to this note was $47,082 for the year ended August 31, 2000. The Company had a commitment from LLC to fund operating shortfalls as necessary for the periods presented.

Interest expense on the Statement of Operations for the year ended June 30, 2002 also includes $105,053 related to the interest component of discounting the PIP.America product warranty reserve and $25,421 related to miscellaneous items as of June 30, 2002. See further discussion of the PIP.America product warranty reserve in Note A.

K.   INCOME TAXES

Federal Income Taxes

The benefit for income taxes reflected in the Consolidated Statements of Operations for the Company for the period noted consist of:

                                                  YEAR ENDED      SIX MONTHS ENDED     FOUR MONTHS ENDED      YEAR ENDED
                                                JUNE 30, 2002      JUNE 30, 2001       DECEMBER 31, 2001   AUGUST 31, 2000
                                                -------------     ----------------     -----------------   ---------------
        Current                                 $  1,089,784      $     26,206          $       26,206     $       26,206
        Deferred                                   3,347,104         1,846,162               1,215,975            741,754
                                                 ------------      --------------        --------------     -------------
        Total Benefit                              4,436,888         1,872,368               1,242,181            767,960
        Less allowance for realization of
        deferred tax asset                        (4,436,888)       (1,872,368)             (1,242,181)          (767,960)
                                                 ------------     --------------         -------------       ------------
        Benefit, net                            $          -      $          -          $            -     $            -
                                                 ============     ==============         =============      =============

As of June 30, 2002, June 30, 2001, December 31, 2000 and August 31, 2000 the Company recorded allowances of $4,436,888, $1,872,368, $1,242,181, $767,960, respectively, against certain future tax benefits, the realization of which is currently uncertain. Subsequent to the end of the periods noted, no deferred tax benefits were recorded as assets for taxable losses of the Company. The deferred tax benefits were primarily composed of net operating losses and timing differences related to certain accounts receivable and depreciation/amortization not currently deductible as expenses under IRS provisions. Although the Company recorded this allowance to the deferred tax assets, the Company may still utilize the future tax benefits from net operating losses for 20 years from the year of the loss to the extent of future taxable income.

Primary components of the deferred tax asset at the period noted were approximately as follows:

                                            June 30, 2002   June 30, 2001   December 31, 2000   August 31, 2000
                                            -------------   -------------   -----------------   ---------------
Computed expected income tax asset /       $   1,450,651    $      595,187    $   445,492       $     426,794
 (liability) at 34%
Adjustments:
      Net Operating Loss                       1,467,413           872,286        426,794                   -
      Allowance for Bad Debt                   1,089,784            26,206         26,206              26,206
      Warranty Reserve                           373,774           357,655        334,283             303,501
      Depreciation & Amortization                 55,256            21,084          9,406              11,459
                                              ----------        ----------      ---------            --------
Income Tax  benefit                            4,436,888         1,872,368      1,242,181             767,960
Less allowance for realization of             (4,436,888)       (1,872,368)    (1,242,181)           (767,960)
deferred tax asset                            ----------        ----------      ---------            --------

Deferred tax asset, net                    $           -    $            -    $         -       $           -
                                            ============     =============     ==========        ============

L.    SHAREHOLDERS' EQUITY

Shareholders' equity as of June 30, 2002 for the Company consists of:

Common Stock

During the year ended June 30, 2002, the Company issued an additional 2,361,275 common shares (of 50,000,000 common shares authorized) resulting in proceeds of $4,045,552 of which $4,000,000 reduced the note payable to LLC, $36,000 represented exercise of stock options and $9,552 represented a common stock commission on the sale of preferred stock.

During the six months ended June 30, 2001, the Company issued an additional 912,650 common shares resulting in $2,161,335 of which $1,660,000 reduced the note payable to LLC and $1,335 represented a common stock commission on the sale of preferred stock. The balance of $500,000 was generated through common stock sales to third parties the funds from which were used to reduce the note payable to LLC. During the four months ended December 31, 2000 the Company issued no common shares. During the year ended August 31, 2000, the Company issued 8,450,000 common shares reducing the note payable to LLC by $4,785,000.

Preferred Stock

The Company's preferred stock may be issued from time to time in one or more series, with terms approved by the Board of Directors without the consent of the stockholders of III. During the year ended June 30, 2002, III issued 90,339 shares of series A preferred stock (of 20,000,000 preferred shares authorized), generating proceeds of $424,763 net of offering expenses. Also, during the year ended June 30, 2002, the Company paid $201,398 in dividends to holders of series A preferred stock. Before deducting offering commissions, the gross proceeds were $677,639 of which $642,495 reduced the note payable to LLC.

During the six months ended June 30, 2001, III issued 147,240 shares of Series A Preferred Stock (of 20,000,000 preferred shares authorized), generating $1,026,076 net of offering expenses. Also, during the six months ended December 31, 2001, the company paid $83,086 in dividends to holders of Series A Preferred Stock. Before deducting offering commissions, the gross proceeds were $1,104,300 of which $928,775 reduced the note payable to LLC.

During the four months ended December 31, 2000, III issued 43,897 shares of Series A Preferred Stock (of 20,000,000 preferred shares authorized), generating $304,854 net of offering expenses. Also, during the four months ended December 31, 2000, the Company paid $30,377 in dividends to holders of Series A Preferred Stock. Before deducting offering commissions, the gross proceeds were $329,229 of which $325,000 reduced the note payable to LLC.

During the year ended August 31, 2000, III issued 110,310 shares of Series A Preferred Stock (of 20,000,000 preferred shares authorized), generating $797,309 net of offering expenses. Also, during the year ended August 31, 2000, the Company paid $31,645 in dividends to holders of Series A Preferred Stock. Before deducting offering commissions, the gross proceeds were $827,325 of which $759,941 reduced the note payable to LLC.

Stock Option Plan

The Company has a Stock Option Plan for executive management and designated key managers and consultants. Up to 1,000,000 options to purchase shares were reserved for issuance pursuant to the Company's Stock Compensation Plan and up to 3,000,000 options to purchase shares were reserved for issuance pursuant to employment agreements. Options are issued with exercise prices at estimated fair value at the time of issuance.

Options granted under the plans generally become exercisable ratably over a three or four year period from the date of grant. Options granted under the plans expire no later than ten years after the date of grant.

                                                             Year Ended
                                                           June 30, 2002
                                                    ----------------------------
                                                                Weighted Average
                                                     Shares      Exercise Price
                                                    ----------------------------
        Options outstanding at beginning of period  3,105,000          $ 0.28
        Options granted                               210,000            2.00
        Options exercised                            (360,000)           0.10
        Options canceled
                                                    ---------      -------------
        Options outstanding at end of period        2,955,000          $ 1.31
                                                    =========      =============
        Options exercisable at end of period        1,342,500          $ 0.40
                                                    ---------      -------------

The impact of all stock sales as of June 30, 2002 is shown in the following table:

                           Number of Shares  Issue Price Per Share  Amount
                           ------------------------------------------------

Preferred Stock                      391,786          $ 7.50   $ 2,553,001

Common Stock                       6,460,000            0.10       646,000
                                     700,000            0.25       175,000
                                     702,650            0.50       351,325
                                     100,000            1.00       100,000
                                   2,900,000            2.00     5,800,000
                                     400,000            4.00     1,600,000
                                     450,000            5.00     2,250,000
                                      10,000            6.00        60,000
                                       1,275            7.50         9,563
                           ------------------------------------------------
Total Stock                       12,115,711                  $ 13,544,889
                           ================================================

The impact of all stock options which have been issued as of June 30, 2002 is shown in the following table:

Stock Options

Options Granted to Purchase Shares Under Consulting Agreements

                                                           Average Exercise Price
                                  Number of Shares Granted         Per Share         Amount
                                  -------------------------------------------------------------
Subtotal                                            90,000          $ 0.94          $    84,600
                                  -------------------------------------------------------------

Options Granted to Purchase Shares by Employment Agreements

Subtotal                                         2,865,000          $ 1.13          $ 3,237,450
                                  -------------------------------------------------------------
Total Stock Options                              2,955,000          $ 1.12          $ 3,322,050
                                  =============================================================

Notes: Average exercise price per share is rounded to two significant digits.

      During the  current  year  options  were issued in August 2001 and October
      2001.

      During the current year common stock transactions occurred during May and June of 2002.

      During the current year preferred stock transactions occurred between August 2001 and June 2002; offering expenses of $385,394 are included in the amount of $2,533,001 above.

      Weighted average exercise prices are found above under the heading "Stock Option Plan".

M.   COMMITMENTS AND CONTINGENCIES

The Company leases and subleases office and warehouse facilities and office equipment under various terms. Such operating leases expire within one year. Facilities and office equipment lease expenses amounted to $572,777 for the year ended June 30, 2002, $272,241 for the six months ended June 30, 2001, $180,589 for the four months ended December 31, 2000 and $434,561 for the year ended August 30, 2000.

The Company's future minimum annual lease payments as of June 30, 2002 are $348,012 for July 1, 2002 through June 30, 2003 and zero thereafter. See note O regarding a subsequent lease commitment.

As part of the definitive Asset Purchase Agreement described in note B, the Company is making weekly deposits of $50,000 against the adjusted purchase price. The Company intends to fund the balance of the purchase price from funds provided by institutional investors, LLC or a combination thereof. The Company is vigorously pursuing obtaining the necessary equity or debt financing prior to closing.

In October, 1999, the Company, through its subsidiary PIP.America, entered into an agreement with Poly Implant Prostheses, S.A. ("PIP-France") for the non-exclusive distribution rights for PIP-France breast implant products and to act as the marketing, sales and distribution entity for North America and any territories of the United States. Shortly thereafter, the agreement became exclusive when the only other distributor of PIP-France implants, PIP/USA, Inc. ("PIP/USA") wound down operations and ceased doing business.

In a separate agreement, the Company was granted an opportunity to make an investment in PIP-France, in which III agreed to make a deposit of $1,883,000 with Betreib Gesel, S.A. ("Betreib Gesel"), a Luxembourg company. The deposit occurred on January 25, 2000. This deposit equates to over fifty percent (50%) of the agreed upon purchase price of Silver Star, S.A. ("Silver Star"), also a Luxembourg company which, directly or indirectly, owns a seven and a half percent (7.5%) interest in PIP-France, located in Toulon, France. III has a commitment to Betreib Gesel amounting to $1,867,000 in satisfaction of the remainder of the purchase price net of the deposit for Silver Star, which is expected to be satisfied in 2003.

PIP.America is a co-defendant with PIP/USA and PIP-France, in certain civil litigation matters (Saul Kwartin, et. al, v. PIP/USA, Inc., et. al, and Steven
M. Kwartin v. PIP/USA, Inc., et al.), in the Circuit Court of Miami-Dade County, Florida. In these cases, the plaintiffs, who purport to be shareholders of PIP/USA suing derivatively on its behalf, seek to rescind various transactions between PIP.America and PIP/USA. Further, the plaintiffs seek to impose liability against PIP.America and its co-defendants for alleged monetary damages for alleged tortuous and other purported acts concerning alleged relationships between plaintiffs, PIP/USA and PIP-France. The Company's counsel has stated it is unable to express an opinion as to the likelihood of an unfavorable outcome of the actions or to estimate the range of potential loss concerning the actions. Management of the Company believes that the matter will be concluded in its favor and expects that the outcome of the matter will not have a material adverse impact on the Company's business, results of operations, or financial position.

A number of product warranty claims have been asserted against PIP.America, including less than ten during the year ended June 30, 2002 which have proceeded to litigation. The Company has refused service to the extent possible on all claims brought against PIP/USA, a predecessor company unrelated to III. Claims against the Company's subsidiary, PIP.America, have been and are being reviewed with counsel in the ordinary course of business. PIP.America has indemnification provisions for a portion of projected costs in its distribution agreement with PIP-France and has established a product warranty reserve. Management of the Company believes that these matters will either be settled or otherwise concluded in its favor and expects that the outcomes of such matters will not have a material adverse impact on the Company's business, results of operations or financial position.

The Company is not aware of any legal actions to which it is a party, current or planned, other than those described above.

N.   SEGMENT INFORMATION

During the year ended June 30, 2002 and the six months ended June 30, 2001, the Company operated as a single business in multiple geographic locations within the USA and internationally in the Medical Device Technology segment of the medical/health care market, and as such does not have multiple segments to report pursuant to the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". During the year ended June 30, 2002, revenues from customers within the USA totaled approximately $1,200,000, while revenues from customers internationally totaled approximately $520,000. During the six months ended June 30, 2001, revenues from customers within the USA totaled approximately $730,000, while revenues from customers internationally totaled approximately $200,000. During the four months ended December 31, 2000 and the year ended August 31, 2000, the Company operated as a single business in multiple geographic locations within the USA in the Medical Device Technology segment of the medical/health care market, and as such does not have multiple segments to report pursuant to the provisions of SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." Additionally, revenues from customers attributable to any individual foreign country were not material. The Company will continue to evaluate the reporting effects of SFAS No. 131 as its acquisition and investment program continues.

O.  SUBSEQUENT EVENTS

For the period from July 1, 2002 through December 31, 2002, LLC advanced approximately $4,200,000 to the Company for general corporate use. Of the loan amounts, approximately $545,000 was repaid from July 1, 2002 through December 31, 2002, leaving an approximate note payable balance of $3,700,000 at December 31, 2002.

In November 2002 the Company signed a lease for occupancy of its Corporate headquarters at a different corporate location in Las Vegas, Nevada. The lease term runs for five (5) years beginning in January 2003 at a cost of $152,205 during the first year with a 4% fixed annual rent increase in the subsequent periods.

In connection with the Asset Purchase Agreement described in note B, the Company funded to the distributor seller $180,000 to be used by the distributor seller to satisfy a funding obligation to its supplier. The funding was not credited against the purchase price.

On February 7, 2003, the Company entered into an Agreement of Merger with Scientio, Inc., a publicly traded Delaware corporation, and SC Merger, Ltd., a British Virgin Islands corporation and a wholly owned subsidiary of Scientio Inc. As a result of the merger, the separate corporate existence of SC Merger, Ltd. has ceased, and III continues as the surviving corporation and a wholly owned subsidiary of Scientio Inc. In connection with the merger, Scientio Inc. ("SCIT.OB") changed its corporate name to MediCor Ltd.

                      International Integrated Incorporated
                           Consolidated Balance Sheet
                                December 31, 2002
                                    Unaudited

ASSETS

Current Assets

Cash                                                        $           68,258
Receivables, less allowance for doubtful accounts of
$3,205,249                                                             362,625
Inventories                                                            119,229
Prepaid expenses and other current assets                              117,077
                                                            -------------------

Total Current Assets                                                   667,189
Property, plant and equipment, net                                     200,400
Goodwill and other intangibles, net                                  1,529,841
Deposits                                                             4,343,705
                                                            -------------------
TOTAL ASSETS                                                $        6,741,135
                                                            ===================
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities

Convertible debentures                                      $          560,000
Note payable to related party                                        3,661,456
Accounts payable                                                     2,749,190
Accrued expenses and other current liabilities                       1,560,826
Payroll taxes payable                                                   17,309
Interest payable                                                        81,394
                                                            -------------------

Total Current Liabilities                                            8,630,175

Long term accrued liabilities                                          989,868
                                                            -------------------

TOTAL LIABILITIES                                                    9,620,043

COMMITMENTS AND CONTINGENCIES (Note M)

SHAREHOLDERS' EQUITY

Convertible preferred shares, $.01 par value, 20,000,000 shares authorized, 410,601 shares issued and outstanding; preferred shares
convert to common shares on a one to one basis                           4,106
Common shares, $.01 par value, 50,000,000 shares authorized,
11,723,925 issued and outstanding                                      117,239
Capital in excess of par value                                      13,435,946
Accumulated deficit                                                (16,436,199)
                                                            -------------------
TOTAL SHAREHOLDERS' EQUITY                                          (2,878,909)
                                                            -------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $        6,741,135
                                                            ===================

                      International Integrated Incorporated
                      Consolidated Statement of Operations
                         For The Periods Ended As Noted
                                    Unaudited

                                        Six Months Ended       Six Months Ended
                                        December 31, 2002      December 31, 2001
                                        -----------------      -----------------

NET SALES                               $    832,280           $    871,483
                                        ------------           ------------
Cost of sales                                345,270                371,735
Selling, general and administrative
expenses                                   2,197,837              2,761,570
Research and development                      44,854                 56,358
                                        ------------           ------------
OPERATING LOSS                            (1,755,681)             2,318,180
Interest income                                    0
Interest expense                             (95,301)              (145,724)
                                        ------------           ------------
LOSS BEFORE INCOME TAXES                  (1,850,982)            (2,463,904)
Income taxes                                       -                      -
                                        ------------           ------------
NET LOSS                                  (1,850,982)            (2,463,904)
Preferred dividends                          123,025                 96,858
                                        ------------           ------------
NET LOSS ATTRIBUTABLE
TO COMMON SHAREHOLDERS                  $ (1,974,007)            (2,560,762)
                                        ------------          =============


EARNINGS PER SHARE DATA :

WEIGHTED AVERAGE SHARES                   11,723,925              9,362,650

BASIC AND DILUTED
NET LOSS PER SHARE                      $      (0.17)          $      (0.27)

                      International Integrated Incorporated
                      Consolidated Statement of Cash Flows
                         For The Periods Ended As Noted
                                    Unaudited

                                                        Six Months Ended       Six Months Ended
                                                        December 31, 2002      December 31, 2001
                                                        -----------------      -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                $ (1,850,982)          $ (2,463,904)
Adjustments to reconcile net loss to net cash
utilized by operating activities:
Depreciation and amortization                                 84,628                 98,198
Provision for doubtful accounts                                    -                      -
Loss on disposal of property, plant and equipment                  -                  1,922
Changes in operating assets and liabilities
Receivables                                                  (62,799)               256,617
Inventories                                                  (10,593)               111,330
Prepaid expenses and other current assets                    (41,807)                67,594
Accounts payable                                            (197,277)              (102,498)
Accrued expenses and other current liabilities               (85,295)               416,638
Payroll taxes payable                                          3,513                 (3,036)
Interest payable                                              81,394                 85,832
Long term accrued liabilities                                      -                 12,177
                                                        ------------           ------------
Net cash utilized by operating activities                 (2,079,218)            (1,519,130)
                                                        ------------           ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment                    (6,067)                (4,778)
Increase in deposits                                      (1,610,705)              (300,000)
                                                        ------------           ------------
Net cash utilized by investing activities                 (1,616,772)              (304,778)
                                                        ------------           ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible debentures             410,000                      -
Proceeds from issuance of short term debt                  3,991,936              2,101,826
Payments on short term debt                                 (544,314)              (225,000)
Issuance of common stock                                           -                      -
Issuance of preferred stock                                   12,402                136,554
Dividends paid                                              (123,025)               (96,858)
                                                        ------------           ------------
Net cash provided by financing activities                  3,746,999              1,916,522
                                                        ------------           ------------
Net increase in cash                                          51,009                 92,614
Cash at beginning of period                                   17,249                 42,445
                                                        ------------           ------------

CASH AT END OF PERIOD                                   $     68,258           $    135,059
                                                        ============           ============

                      International Integrated Incorporated
                      Consolidated Statements of Cash Flows
                         For The Periods Ended As Noted
                                    Unaudited


SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES

                                                                  -                       -
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

      Cash paid during the six months for:

            Interest                                        $     -            $      7,264
            Taxes                                           $     -                       -

Notes to Unaudited Consolidated Financial Statements
For the Six Months Ended December 31, 2002

A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company

International Integrated Incorporated ("III" or the "Company") was incorporated in the British Virgin Islands ("BVI") on August 25, 1999, and commenced operations on September 1, 1999 as a global integrator of medical device manufacturing, distribution and development companies and technologies. Through its subsidiaries, the Company designs, develops, manufactures and distributes medical devices and acquires technologies on a worldwide basis.

The Company is managed from Las Vegas, Nevada, United States of America ("USA") in a corporate structure designed to energize its growth into a world-class business entity. The Company's name precisely describes its business strategy: to be the leading integrator of selected international medical device markets, technologies and corporations. Unless the context indicates otherwise, all references to the "Company" include III and its subsidiaries.

For the six months ended December 31, 2002, the operating activities in the USA were carried out by III Acquisition Corporation (d/b/a/ "PIP.America") and by Bio-III Acquisition, Inc. (d/b/a/ "Biodermis"), both of which are indirectly wholly owned subsidiaries of III.

Regarding PIP.America, prior to May 12, 2000, sales were made on both a direct and a consigned inventory basis. As of May 12, 2000, the United States Food and Drug Administration ("FDA") notified PIP.America and Poly Implant Prostheses, S.A. ("PIP-France"), the manufacturer and supplier of PIP.America's products, that further direct sales to customers by the Company's subsidiary, PIP.America, would be suspended until the FDA has reviewed and approved the clinical study being conducted by PIP-France and PIP.America. Sales continued through November 2002, from consigned inventory while the clinical study for the FDA continued as well. Upon completion, the information from the clinical study will be submitted to the FDA upon which time management anticipates appropriate clearances to market the products in the USA will be received. On behalf of PIP-France, PIP.America has currently enrolled all patients required for the clinical study and is in a monitoring phase, which management anticipates will be approved by the FDA in the fourth quarter of 2003.

While awaiting approval from the FDA regarding direct sales from PIP.America, the Company's sales are being generated by Biodermis. Pursuant to a voluntary withdrawal from the market, sales of PIP.America products ceased in November of 2002 pending final PMA (Pre-market approval) clearance. The Company has a commitment from International Integrated Industries, LLC ("LLC") to fund operating shortfalls that extends to December 31, 2003. LLC is an independent company in which the Company's Chairman, Mr. Donald K. McGhan, has a controlling interest. III has no direct ownership in LLC.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. In the consolidated statements, all significant intercompany transactions and balances have been eliminated in accordance with accounting principles generally accepted in the USA ("GAAP").

Basis of Presentation

The Company's USA operating units, PIP.America and Biodermis, are Delaware corporations and wholly owned subsidiaries of International Integrated
Management, Inc. ("III Management"), a Delaware corporation, which is an indirectly wholly owned subsidiary of III.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("generally accepted accounting principles") for interim financial information and with the instructions to Form 10-Q and to Form 8-K. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. In addition, certain reclassifications have been made for consistent presentation. Operating results for the six months ended December 31, 2002 are not necessarily indicative of the results that may be expected for any future quarters or the year ending June 30, 2003. For further information, refer to the consolidated financial statements and notes thereto, included and incorporated with this filing.

Use of Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amounts of revenues and expenses during the reporting period and the disclosure of contingent liabilities at the date of the financial statements. Significant estimates used by the Company include the estimated useful lives for depreciable and amortizable assets, the estimated allowance for doubtful accounts receivable, the estimated costs associated with product failures, the estimated allowance for product returns, the estimated valuation for deferred tax assets and estimated cash flows in assessing the recoverability of long-lived assets. Actual results could differ from those estimates.

Fiscal Year

The end of the Company's fiscal year is June 30.

Revenue Recognition

The Company generally recognizes revenue from product sales upon surgical implantation for consigned items and upon shipment for all others, provided that no significant post-delivery obligations remain and collection of the resulting receivable is reasonably assured. When significant post-delivery obligations exist, revenue is deferred until such obligations are fulfilled. III allows credit for products returned within its policy terms. Such returns are estimated and an allowance for product returns is recorded at the time of sale as necessary.

Receivables

The Company has reserved $3,205,249 against certain receivables due to issues regarding collectibility. The Company intends to pursue all avenues to collect on amounts due.

Inventories

Inventories are stated at the lower of cost or market, cost determined by the first-in, first-out (FIFO) method. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. Inventories are of two types, raw materials and finished goods, as presented in Note C.

Property, Plant and Equipment

Property, plant and equipment are recorded by the Company at cost. Costs of normal repairs and maintenance are charged to expense as incurred. Depreciation commences upon placing the asset in service and is computed on a straight-line basis over the estimated useful lives of the assets, as follows:

                  Furniture and fixture                       5 years
                  Computer equipment                        3-5 years
                  Tools and dies                              5 years

When assets are retired, or disposed of, the cost and accumulated depreciation thereon are removed from the accounts and the related gains or losses are included in the statement of operations.

Goodwill and Other Intangibles

Goodwill represents the excess of the purchase price over the estimated fair value of the identifiable assets (including other intangible assets) and liabilities assumed in the acquisition of HPL Biomedical. Other intangible assets are recorded at fair value and amortized over periods ranging from 3 to 17 years. The Company has elected to have SFAS No. 142 become effective for the fiscal year beginning July 1, 2002 and is in the process of evaluating the impact of SFAS No. 142 on the financial statements.

Impairment of Long-Lived Assets

The Company assesses the impairment of goodwill and other intangibles related to its consolidated subsidiary and other long-lived assets under SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company believes that no adjustment for impairment is necessary at December 31, 2002.

Warranty Reserve

PIP.America provides a warranty replacement program to surgeons for deflations for a period of ten (10) years from the date of implantation. For each deflation the surgeon receives financial assistance plus a free replacement. Since PIP.America is a distributor of the PIP-France product a portion of the warranty expense is covered by PIP-France. The Company's accrual for warranty reserve is based on the portion of projected costs not covered by PIP-France.

Research and Development

Research and development costs are expensed by the Company as incurred, including the costs of clinical studies and regulatory approval activities.

Equity

The Company has two classes of stock: preferred and common. Shares of convertible series A preferred stock and common stock may be transferred or sold subject to the conditions of the Shareholder Subscription Agreement, which includes a right of first refusal by the Company and its then current shareholders, and in compliance with applicable securities laws.

The Company is obligated to pay owners of its convertible series A preferred stock an 8% annual dividend, distributed in cash or in additional Company preferred stock at estimated current fair value existing at the time of distribution. The choice to receive the dividend in cash or additional shares of stock is solely up to the investor.
The Company does not pay, nor does it intend to pay, dividends on shares of its common stock.

Preferred and common shares have voting rights on a one vote per share basis. Upon an event of public conversion, preferred shares convert to common shares on a one preferred share to one common share basis.

Earnings per Share

Basic net income per share is computed using the weighted average number of common shares outstanding during the period. When applicable, diluted net income per share is computed using the weighted average number of preferred, common and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares include in-the-money stock options.

The following is a reconciliation of the numerator (net loss) and denominator (number of shares) used in the basic and diluted EPS calculation:

                                                          Six Months Ended     Six Months Ended
                                                         December 31, 2002     December 31, 2001
                                                         -----------------     -----------------
Net loss attributable to common shareholders               $ (1,974,007)        $ (2,560,762)
Weighted average shares outstanding                          11,723,925            9,362,650
Net loss per share, basic and diluted                      $      (0.17)        $      (0.27)

Common equivalent shares excluded from the calculation of diluted EPS, as their effect was anti-dilutive, were 2,185,825 in the six months ended December 31, 2002 and $2,275,362 in the six months ended December 31, 2001.

Accounting for Stock-Based Compensation

Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), issued in 1995, defined a fair value method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. As provided for in SFAS 123, the Company has elected to apply APB No. 25 "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock-based compensation plans. Options included in employment agreements and consulting agreements are considered issued. The options were issued at or above estimated fair value, which, pursuant to APB No. 25, did not result in any compensation expense.

Pursuant to SFAS 123, Company management has estimated the fair value of each stock option as of the grant date utilizing the Black-Scholes valuation model, with the following assumptions:

                            Six Months Ended            Six Months Ended
                            December 31, 2002           December 31, 2001
                            -----------------           -----------------

Risk-free interest rate             6.0-6.5%                   5.63-7.50%
Dividend yield                            0%                           0%
Volatility factor                      0.10%                        0.10%
Expected life in years                   3-4                          4-6

The effect of using the fair-value method above is that the Company's net loss per share would have been increased by $0.00 per share, for the six months ended December 31, 2002 and December 31, 2001.

Concentrations of Risk

Financial instruments which subject the Company to concentrations of credit risk consist principally of receivables. For the six months ended December 31, 2002, the credit risk associated with receivables is limited due to the large number of customers and their broad dispersion over many geographic areas within the USA and internationally. For the six months ended December 31, 2002 and December 31, 2001, no revenues from transactions with a single customer amounted to more than ten percent of total revenues.

For the six months ended December 31, 2002, the Company relied on a limited number of suppliers of its products.

The Company is dependent upon LLC to fund operations and cash flow short falls when capital is otherwise not available.

B.  BUSINESS ACQUISITIONS & SIGNIFICANT EVENTS

Pursuant to an Asset Purchase Agreement signed April 25, 2002, the Company agreed to acquire substantially all of the assets of a privately-held United States medical products distributor. The maximum purchase price under the agreement is $10,000,000, subject to downward adjustment based on the time elapsed before closing. The closing is conditioned upon the distributor acquiring necessary governmental approvals for commercialization in the United States of the products to be distributed, which the Company anticipates will occur during 2003. The Company has agreed to make deposits against the purchase price on a regular basis. As of December 31, 2002, deposits paid totaled $2,387,625.

C.  INVENTORIES

Inventories of the Company as of the period noted consist of:

                                                            December 31, 2002
                                                         -----------------------
        Raw Materials Inventory in Warehouse                $         108,915
        Finished Goods Inventory in Warehouse                          10,314
        Finished Goods Inventory on Consignment                             -
                                                         -----------------------
Total                                                       $         119,229
                                                         =======================

D.  RECEIVABLES AND NOTES RECEIVABLE

Receivables of the Company as of the period noted consist of:

                                                            December 31, 2002
                                                         -----------------------
        Accounts receivable                                 $         310,006
        Accounts receivable - PIP-France                            3,257,868
                                                         -----------------------
        Subtotal                                                    3,567,874
        Allowance for doubtful accounts                            (3,205,249)
                                                         -----------------------
        Total                                               $         362,625
                                                         =======================

Accounts receivable-PIP-France consist primarily of reimbursements associated with the PIP.America warranty replacement program, clinical study expenses and returned products.

Changes in allowance for doubtful accounts are as follows:

        Beginning balance, July 1, 2002                     $      (3,205,249)
        Provisions                                                          -
        Write-offs                                                          -
                                                          ----------------------
        Ending balance, December 31, 2002                   $      (3,205,249)
                                                          ======================

E.  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment of the Company as of the period noted consist of:

                                                            December 31, 2002
                                                         -----------------------
        Furniture and fixtures                              $         340,800
        Computer equipment                                             94,135
        Tools and dies                                                  7,896
                                                         -----------------------
        Subtotal                                                      442,831

        Accumulated depreciation                                     (242,431)
                                                         -----------------------

        Total                                               $        200,400
                                                         =======================

Depreciation expense was $50,443 for the six months ended December 31, 2002 and $48,224 for the six months ended December 31, 2001.

F.  GOODWILL AND OTHER INTANGIBLES

Goodwill and other intangibles of the Company as of the period noted consist of:

                                                            December 31, 2002
                                                         -----------------------
        Goodwill                                            $       1,219,200
        Distribution Agreements                                       225,000
        Non-Compete                                                   130,000
        Patents                                                       100,000
        Other                                                          23,083
                                                        ------------------------
        Subtotal                                                    1,697,293
        Accumulated Amortization                                     (697,452)
                                                        ------------------------
        Total                                               $       1,529,841
                                                        ========================

On February 28, 2001, a wholly owned subsidiary of the Company acquired all of the stock of HPL Biomedical, Inc., d/b/a Biodermis ("Biodermis") under the purchase method of accounting, for a total purchase price of $2,100,000. The purchase price included a cash payment of $1,240,000 and the assumption of $860,000 in liabilities, $647,000 of which were amounts due to III and were eliminated upon consolidation when the transaction was consummated. The recording of this transaction created $1,697,000 in intangibles consisting of $1,219,200 in goodwill, $225,000 in distribution agreements, $130,000 in non-compete provisions, $100,000 for a patent and $23,083 in other intangibles.

Amortization expense was $34,185 for the six months ended December 31, 2002 and $49,974 for the six months ended December 31, 2001.

G.  ACCRUED EXPENSES

Accrued expenses and other current liabilities of the Company as of the period noted consist of:

                                                            December 31, 2002
                                                         -----------------------
        Consulting                                          $       1,185,000
        Product Warranty Reserve                                       90,371
        Dividends                                                      91,688
        Salaries and Employee Benefits                                112,586
        Legal                                                          41,181
        Other                                                          40,000
                                                        ------------------------
        Total                                               $       1,560,826
                                                        ========================

Long term accrued liabilities of $989,868 consist of product warranty reserves.

H.   FOREIGN CURRENCY

For the six months ended December 31, 2002, all transactions by the Company occurred in US dollars.

I.   RELATED PARTY

Medical Device Alliance Inc. ("MDA") is a company in which III's Chairman, Mr. Donald K. McGhan has a significant interest. As described in Note A, LLC is a company in which Mr. Donald K. McGhan has a controlling interest. III has no direct ownership in either MDA or LLC.

Mr. Donald K. McGhan was a party to certain litigation involving MDA which concluded in December, 2001 in a global settlement among all parties. Since the Company was never a party to the proceedings, management of the company has concluded that there was no material effect on the Company's businesses, results of operations, or financial position.


The Company's management offices located in Las Vegas, Nevada, were subleased by III Management from LLC until December 31, 2002. Such lease expenses were $189,386 for the six months ended December 31, 2002 and $182,008 for the six months ended December 31, 2001.

A note payable exists between the Company and LLC as described in Note J.

J.  NOTES PAYABLE

LLC acted on behalf of the Company by funding significant expenses incurred for which the Company has a revolving loan agreement as shown on the Consolidated Balance Sheet of $3,661,456 at December 31, 2002, at an annual interest rate of ten percent (10%). During the six months ended December 31, 2002, $3,991,936 was advanced to the Company by LLC, of which $544,314 was re-paid. Interest expense relating to this note was $76,781 for the six months ended December 31, 2002. During the six months ended December 31, 2001, $2,101,826 was advanced to the Company by LLC, of which $225,000 was repaid. Interest expense relating to this note was $85,832 for the six months ended December 31, 2001. The Company had a commitment from LLC to fund operating shortfalls as necessary for the year presented.

Interest expense on the Statement of Operations also includes $18,520 at December 31, 2002 and $59,892 at December 31, 2001 related to miscellaneous items.

K.  INCOME TAXES

Federal Income Taxes

At December 31, 2002 and December 31, 2001, the Company recorded allowances against certain future tax benefits, the realization of which is currently uncertain. Subsequent to the end of the period noted, no deferred tax benefits were recorded as assets for taxable losses of the Company. The deferred tax benefits were primarily composed of net operating losses and timing differences related to certain accounts receivable and depreciation/amortization not currently deductible as expenses under IRS provisions. Although the Company recorded this allowance to the deferred tax assets, the Company may still utilize the future tax benefits from net operating losses for 20 years from the year of the loss to the extent of future taxable income.

L.  SHAREHOLDERS' EQUITY

Shareholders'  equity as of December 31, 2002 for the Company consists of:

Common Stock

During the six months ended December 31, 2002 and the six months ended December 31, 2001, the Company issued no additional common shares (of 50,000,000 common shares authorized).

Preferred Stock

The Company's preferred stock may be issued from time to time in one or more series, with terms approved by the Board of Directors without the consent of the stockholders of III. During the six months ended December 31, 2002, III issued 18,815 shares of series A preferred stock (of 20,000,000 preferred shares authorized), generating proceeds of $141,113. Also, during the six months ended December 31, 2002, the Company paid $123,025 in dividends to holders of series A preferred stock. During the six months ended December 31, 2001, III issued 32,300 shares of series A preferred stock, generating proceeds of $242,250. Also during the six months ended December 31, 2001, the Company paid $96,858 in dividends to holders of series A preferred stock.

Stock Option Plan

The Company has a Stock Option Plan for executive management and designated key managers and consultants. Up to 1,000,000 options to purchase shares were reserved for issuance pursuant to the Company's Stock Compensation Plan and up to 3,000,000 options to purchase shares were reserved for issuance pursuant to employment agreements. Options are issued with exercise prices at estimated fair value at the time of issuance.

Options granted under the plans generally become exercisable ratably over a three or four year period from the date of grant. Options granted under the plans expire no later than ten years after the date of grant.

                                                        Six Months Ended
                                                        December 31, 2002
                                                  ------------------------------
                                                                Weighted Average
                                                   Shares        Exercise Price
                                                  ------------------------------

   Options outstanding at beginning of period    2,955,000         $ 0.43
   Options granted                                 940,000           2.50
   Options exercised
   Options canceled
                                                 ----------     ----------
   Options outstanding at end of period          3,895,000         $ 0.91
                                                 ==========     ==========
   Options exercisable at end of period          1,932,500         $ 0.27
                                                 ----------     ----------

M.  COMMITMENTS AND CONTINGENCIES

The Company leases and subleases office and warehouse facilities and office equipment under various terms. Such operating leases expire within one year. Facilities and office equipment lease expenses amounted to $307,499 for the six months ended December 31, 2002 and $286,708 for the six months ended December 31, 2001.

In November 2002 the Company signed a lease for occupancy of its Corporate headquarters at a different corporate location in Las Vegas, Nevada. The lease term runs for five (5) years beginning in January 2003 at a cost of $152,205 during the first year with a 4% fixed annual rent increase in the subsequent periods.

As part of the definitive Asset Purchase Agreement described in note B, the Company is making weekly deposits of $50,000 against the adjusted purchase price. The Company intends to fund the balance of the purchase price from funds provided by institutional investors, LLC or a combination thereof. The Company is vigorously pursuing obtaining the necessary equity or debt financing prior to closing.

On October 28, 1999, the Company, through its subsidiary PIP.America, entered into an agreement with Poly Implant Prostheses, S.A. ("PIP-France") for the non-exclusive distribution rights for PIP-France breast implant products and to act as the marketing, sales and distribution entity for North America and any territories of the United States. Shortly thereafter, the agreement became exclusive when the only other distributor of PIP-France implants, PIP/USA, Inc. ("PIP/USA") wound down operations and ceased doing business.

In a separate agreement, the Company was granted an opportunity to make an investment in PIP-France, in which III agreed to make a deposit of $1,883,000 with Betreib Gesel, S.A. ("Betreib Gesel"), a Luxembourg company. The deposit occurred on January 25, 2000. This deposit equates to over fifty percent (50%) of the agreed upon purchase price of Silver Star, S.A. ("Silver Star"), also a Luxembourg company which, directly or indirectly, owns a seven and a half percent (7.5%) interest in PIP-France, located in Toulon, France. III has a commitment to Betreib Gesel amounting to $1,867,000 in satisfaction of the remainder of the purchase price net of the deposit for Silver Star, which is expected to be satisfied in 2003.

PIP.America is a co-defendant with PIP/USA and PIP-France, in certain civil litigation matters (Saul Kwartin, et. al, v. PIP/USA, Inc., et. al, and Steven
M. Kwartin v. PIP/USA, Inc., et al.), in the Circuit Court of Miami-Dade County, Florida. In these cases, the plaintiffs, who purport to be shareholders of PIP/USA suing derivatively on its behalf, seek to rescind various transactions between PIP.America and PIP/USA. Further, the plaintiffs seek to impose liability against PIP.America and its co-defendants for purported monetary damages for alleged tortuous and other purported acts concerning alleged relationships between plaintiffs, PIP/USA and PIP-France. The Company's counsel has stated it is unable to express an opinion as to the likelihood of an unfavorable outcome of the actions or to estimate the range of potential loss concerning the actions. Management of the Company believes that the matter will be concluded in its favor and expects that the outcome of the matter will not have a material adverse impact on the Company's business, results of operations, or financial position.

A number of product warranty claims have been asserted against PIP.America, including less than ten during the six months ended December 31, 2002 which have proceeded to litigation. The Company has refused service to the extent possible on all claims brought against PIP/USA, a predecessor company unrelated to III. Claims against the Company's subsidiary, PIP.America, have been and are being reviewed with counsel in the ordinary course of business. PIP.America has indemnification provisions for a portion of projected costs in its distribution agreement with PIP-France and has established a product warranty reserve. Management of the Company believes that these matters will either be settled or otherwise concluded in its favor and expects that the outcomes of such matters will not have a material adverse impact on the Company's business, results of operations or financial position.

The Company is not aware of any legal actions to which it is a party, current or planned, other than those described above.

N.  SEGMENT INFORMATION

During the six months ended December 31, 2002 and December 31, 2001, the Company operated as a single business in multiple geographic locations within the USA and internationally in the Medical Device Technology segment of the medical/health care market, and as such does not have multiple segments to report pursuant to the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". Revenues from customers attributable to any individual foreign country were not material. The Company will continue to evaluate the reporting effects of SFAS No. 131 as its acquisition and investment program continues.

O.  SUBSEQUENT EVENTS

For the period from January 1, 2003 through March 31, 2003, LLC advanced approximately $1,560,000 to the Company for general corporate use. Of the loan amounts, approximately $200,000 was repaid from January 1, 2003 through March 31, 2003, leaving an approximate note payable balance of $5,020,000 at March 31, 2003.

On February 7, 2003, the Company entered into an Agreement of Merger with Scientio, Inc., a publicly traded Delaware corporation, and SC Merger, Ltd., a British Virgin Islands corporation and a wholly owned subsidiary of Scientio Inc. As a result of the merger, the separate corporate existence of SC Merger, Ltd. has ceased, and III continues as the surviving corporation and a wholly owned subsidiary of Scientio Inc. In connection with the merger, Scientio Inc. ("SCIT.OB") changed its corporate name to MediCor Ltd.
                                                                            F-34

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         Scientio, Inc., a Delaware corporation ("Scientio") entered into an agreement of merger, dated as of February 7, 2003, with International Integrated Incorporated, a British Virgin Islands company ("III"), and SC Merger, Ltd., a British Virgin Islands company and a wholly owned subsidiary of Scientio. Other parties to the merger agreement were (1) certain members of III who collectively held a majority of the issued and outstanding capital stock of III, and (2) certain stockholders of Scientio who collectively held a majority of the issued and outstanding capital stock of Scientio. The transactions contemplated by the merger agreement were approved by the unanimous written consent of the board of Scientio and the written consent of the holders of the majority of the issued and outstanding capital stock of Scientio. In connection with the merger, on February 24, 2003, Scientio filed a certificate of amendment with the Secretary of State of the State of Delaware to amend its certificate of incorporation to change its name from Scientio, Inc. to MediCor Ltd. (the "Company").

         In the merger SC Merger, Ltd. merged with and into III. As a result of the merger, the separate corporate existence of SC Merger, Ltd. ceased, and III continued as the surviving corporation and a wholly owned subsidiary of Scientio. Upon consummation of the merger, excluding those shares as to which dissenters' rights or appraisal rights are perfected pursuant to the International Business Companies Act of the British Virgin Islands (Cap. 291), all of the ordinary shares of III, par value $0.01 per share, issued and outstanding immediately prior to February 7, 2003, the "effective time" of the merger, and all of the 8% Convertible Class A Preference Shares of III, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the merger, were converted into the right to receive shares of common stock of Scientio.

         Each III ordinary share and each III preference share issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive 1.24268 shares of Scientio common stock. In lieu of the issuance of any fractional shares of Scientio common stock to III members who surrender their III shares in the merger, Scientio will issue a whole share of Scientio common stock. The exchange ratio was determined through negotiations between the management of III and Scientio. As a result of the merger, the members of III prior to the merger will own approximately 96% of the outstanding common stock (and outstanding voting securities) of Scientio immediately following the merger.

         For accounting purposes, a reverse merger occurred and in a reverse merger transaction MediCor Ltd. is treated as the continuing reporting entity that acquired III. III will be treated as continuing the reporting entity of MediCor Ltd. after the reverse merger transaction.

         The following unaudited pro forma consolidated financial statements (hereinafter collectively referred to as "the pro forma financial statements") give effect to the transactions referred to above and are presented for illustrative purposes only. These pro forma financial statements are not necessarily indicative of the results of operations of future periods or the results that would have been realized had the acquisition of III been completed as of the dates set forth in the pro forma financial information. The pro forma financial statements are qualified in their entirety by reference to and should be read in conjunction with the historical financial statements of III including the notes thereof, incorporated herein by reference or included herein.

         The unaudited pro forma consolidated balance sheet as of December 31, 2002 is based on the unaudited balance sheet of III dated December 31, 2002 attached hereto and gives effect to the foregoing transactions as if they had occurred on July 1, 2001.

         The accompanying unaudited pro forma consolidated statement of operations for the year ended June 30, 2002 and period ending December 31, 2002 are based on the corresponding audited and unaudited consolidated statement of operations of III attached hereto and gives effect to the foregoing transactions as if they had occurred as of July 1, 2001.

         The accompanying pro forma financial statements are unaudited and are subject to a number of estimates, assumptions and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisition reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

PRO FORMA CONSOLIDATED BALANCE SHEET

         The following pro forma balance sheet has been derived from the balance sheet of the Company and III at December 31, 2002 and adjusts such information to give effect to the reverse merger and recapitalization as if the reverse merger and recapitalization had occurred on July 1, 2001. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that actually would have resulted if the reverse merger and recapitalization had been consummated at the date of the balance sheet. The pro forma balance sheet should be read in conjunction with the notes thereto and the Company's consolidated financial statements and related notes thereto contained elsewhere in this filing.

                      INTERNATIONAL INTEGRATED INCORPORATED
                            PRO FORMA BALANCE SHEET

                                                        III        Scientio                     Combined        December 31, 2002
                                                      Balance       Balance                     Balance      -----------------------
                                                       Sheet         Sheet      Consolidation    Sheet       Pro Forma
                                                     12/31/02      12/31/02      Adjustment    12/31/02      Adjustment    Pro Forma
                                                  ----------------------------------------------------------------------------------
                                                                                      (unaudited)
                                                  ----------------------------------------------------------------------------------
ASSETS

Current Assets

Cash                                              $     68,258    $         -                $     68,258    $324,423A  $   392,681
Receivables, less allowance for doubtful
accounts of $3,205,249                                 362,625          2,000                     364,625                   364,625
Inventories                                            119,229                                    119,229                   119,229
Prepaid expenses and other current assets              117,077                                    117,077                   117,077
                                                  ----------------------------------------------------------------------------------
Total Current Assets                                   667,189           2,000                    669,189                   993,612
Property, plant and equipment, net                     200,400               -                    200,400                   200,400
Goodwill and other intangibles, net                  1,529,841                                  1,529,841                 1,529,841
Deposits                                             4,343,705                                  4,343,705                 4,343,705
Deferred Registration Costs                                  -               -                          -                         -
Investment - Related Party, at Equity                        -               -                          -                         -
                                                  ----------------------------------------------------------------------------------
TOTAL ASSETS                                      $  6,741,135    $      2,000               $  6,743,135    $324,423   $ 7,067,558
                                                  ==================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities

Convertible debentures                            $    560,000                               $    560,000                   560,000
Note payable to related party                        3,661,456                                  3,661,456                 3,661,456
Accounts payable                                     2,749,190                                  2,749,190                 2,749,190
Accounts payable - Related Parties                           -          26,700                     26,700                    26,700
Accrued expenses and other current liabilities       1,560,826          15,750                  1,576,576                 1,576,576
Payroll taxes payable                                   17,309                                     17,309                    17,309
Interest payable                                        81,394                                     81,394                    81,394
                                                  ----------------------------------------------------------------------------------
Total Current Liabilities                            8,630,175          42,450                  8,672,625                 8,672,625

Long term accrued liabilities                          989,868               -                    989,868                   989,868
                                                  ----------------------------------------------------------------------------------
TOTAL LIABILITIES                                    9,620,043          42,450                  9,662,493                 9,662,493

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY

Convertible preferred shares, $.01 par value,
20,000,000 shares authorized, 410,601 shares
issued and outstanding; preferred shares
convert to common shares on a one to one
basis (Note 1)                                           4,106                      (4,106)
Common shares, $.001 par value, 30,000,000
shares authorized, 15,117,239 shares issued
and outstanding (Note 2)                               117,239             662     (102,160)       15,741                    15,741
Capital in excess of par value                      13,435,946         311,934      106,266    13,854,146                13,854,146
Accumulated deficit                                (16,436,199)       (353,046)               (16,789,245)    324,423A  (16,464,822)
                                                  ----------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                          (2,878,908)        (40,450)                (2,919,358)               (2,594,935)
                                                  ----------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $  6,741,135    $      2,000               $  6,743,135    $324,423   $ 7,067,558
                                                  ==================================================================================
Note 1:  Preferred converts to common on one to one basis

Note 2:  Common par value is $.001, 30,000,000 authorized, 15,079,333 III and 661,900 Scientio

A  Entry to eliminate payment of preferred stock dividends as a result of conversion of preferred stock to common stock since preferred stock converted to common as a result of merger assuming merger occurred on July 1, 2001.

                            PRO FORMA FINANCIAL DATA
                                   (Unaudited)

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

         The following unaudited pro forma statements of operations have been derived from the statements of operations of the Company for the six months ended December 31, 2002 and fiscal year ended June 30, 2002 and adjust such information to give effect to the reverse merger and recapitalization as if the reverse merger and recapitalization had occurred on July 1, 2001. The pro forma statements of operations are presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have resulted if the reverse merger and recapitalization had been consummated on July 1, 2001 nor which may result from future operations.

         The Pro Forma Consolidated Statements of Operations should be read in conjunction with the notes thereto and III's consolidated financial statements and related notes thereto contained elsewhere in this filing.

                                                   III            Scientio          Combined             For the year Ended
                                               Statement of     Statement of      Statement of             June 30, 2002
                                                Operations       Operations        Operations      ---------------------------------
                                               For the year     For the year      For the year     Pro Forma
                                              Ended 6/30/02     Ended 6/30/02    Ended 6/30/02     Adjustment      Pro Forma
                                              --------------------------------------------------------------------------------------
                                                                                  (unaudited)
                                              --------------------------------------------------------------------------------------
NET SALES                                     $    1,703,590    $      2,700     $    1,706,290                    $    1,706,290
                                              --------------------------------------------------------------------------------------
Cost of sales                                        442,627                            442,627                           442,627
Write down of inventory to fair market value         390,042                            390,042                           390,042
Selling, general and administrative expenses       8,230,133         232,930          8,463,063                         8,463,063
Research and development                             294,723                            294,723                           294,723
                                              --------------------------------------------------------------------------------------
OPERATING LOSS                                    (7,653,935)       (230,230)        (7,884,165)                       (7,884,165)
Interest income                                           69             125                194                               194
Interest expense                                    (362,295)                          (362,295)                         (362,295)
                                              --------------------------------------------------------------------------------------
LOSS BEFORE INCOME TAXES                          (8,016,161)       (230,105)        (8,246,266)                       (8,246,266)
Income taxes                                               -               -                  -                                 -
NET LOSS                                          (8,016,161)       (230,105)        (8,246,266)                       (8,246,266)
Preferred dividends                                  201,398                            201,398     (201,398)A                  -
                                              --------------------------------------------------------------------------------------
NET LOSS ATTRIBUTABLE
TO COMMON SHAREHOLDERS                        $   (8,217,559)   $   (230,105)    $   (8,447,664)   $(201,398)      $   (8,246,266)
                                              ======================================================================================
EARNINGS PER SHARE DATA :

WEIGHTED AVERAGE SHARES                           12,070,803       1,973,893         14,044,696                        14,044,696

BASIC AND DILUTED
NET LOSS PER SHARE                            $       (0.68)    $      (0.12)    $        (0.60)                   $        (0.59)


A   Entry to eliminate preferred stock dividend as a result of conversion of preferred stock to common stock

                      INTERNATIONAL INTEGRATED INCORPORATED
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   III            Scientio          Combined          For the Six Months Ended
                                               Statement of     Statement of      Statement of            December 31, 2002
                                                Operations       Operations        Operations      ---------------------------------
                                                 6 months         6 months          6 months       Pro Forma
                                                 12/31/02         12/31/02          12/31/02       Adjustment      Pro Forma
                                              --------------------------------------------------------------------------------------
                                                                                  (unaudited)
                                              --------------------------------------------------------------------------------------
NET SALES                                     $      832,280    $          -     $      832,280                    $       832,280
                                              --------------------------------------------------------------------------------------
Cost of sales                                        345,270                            345,270                            345,270
Write down of inventory to fair market value               0                                  0                                  0
Selling, general and administrative expenses       2,197,837          30,729          2,228,566                          2,228,566
Research and development                              44,854                             44,854                             44,854
                                              --------------------------------------------------------------------------------------
OPERATING LOSS                                    (1,755,681)        (30,729)        (1,786,410)                        (1,786,410)
Interest income                                            0               0                  0                                  0
Interest expense                                     (95,301)                           (95,301)                           (95,301)
                                              --------------------------------------------------------------------------------------
LOSS BEFORE INCOME TAXES                          (1,850,982)        (30,729)        (1,881,711)                        (1,881,711)
Income taxes                                               -             936                936                                936
                                              --------------------------------------------------------------------------------------
NET LOSS                                          (1,850,982)        (31,665)        (1,882,647)                        (1,882,647)
Preferred dividends                                  123,025                            123,025     (123,025)A                   -
                                              --------------------------------------------------------------------------------------
NET LOSS ATTRIBUTABLE
TO COMMON SHAREHOLDERS                        $   (1,974,007)   $    (31,665)    $   (2,005,672)   $(123,025)      $    (1,882,647)
                                              ======================================================================================
EARNINGS PER SHARE DATA :

WEIGHTED AVERAGE SHARES                           15,079,333         661,900         15,741,233                         15,741,233

BASIC AND DILUTED
NET LOSS PER SHARE                            $        (0.13)   $      (0.05)    $        (0.13)                   $         (0.12)

A   Entry to eliminate preferred stock dividend as a result of conversion of preferred stock to common stock

                                                                          F-39